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                                                                   EXHIBIT 10.15


                              DIRECTOR AND OFFICER
                               INDEMNITY AGREEMENT

                                                                __________, 20__


         This agreement is between Open Solutions Inc., a Delaware corporation (the "Company"), and ___________, ___________[title] of the Company (the "Indemnitee").

         A. Both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies in today's environment.

         B. The Certificate of Incorporation of the Company (the "Certificate of Incorporation") requires the Company to indemnify and advance expenses to its directors and officers to the fullest extent permitted by law and the Indemnitee has been serving and continues to serve as ___________[title] of the Company in part in reliance on such provisions.

         C. Section 145(f) of the Delaware General Corporation Law (the "DGCL") expressly recognizes that the indemnification provisions of the DGCL are not exclusive of any other rights to which a person seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, and this Agreement is being entered into pursuant to such provisions.

         D. In recognition of Indemnitee's need for substantial protection against any potential personal liability in order to assure Indemnitee's continued service to the Company in an effective manner and Indemnitee's reliance on the provisions of the Certificate of Incorporation and By-laws, and in part to provide Indemnitee with specific contractual assurance that the protection promised by the Certificate of Incorporation and By-laws will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of any provision of the Company's Certificate of Incorporation or By-laws or any change in the composition of the Company's Board of Directors or any acquisition of the Company), the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses to Indemnitee to the fullest extent (whether partial or complete) permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of the Indemnitee under the Company's directors' and officers' liability insurance policies.

         The parties hereto agree as follows:

         (1)      Certain Definitions.

         (a) "Change in Control" shall be deemed to have occurred if (i) any "person" (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 35% or more of the total voting power represented by

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the Company's then outstanding voting securities, or (ii) during any period of
12 consecutive months, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation or entity, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company, in one transaction or a series of transactions, of all or substantially all the Company's assets.

         (b) "Expenses" means all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys' fees and related disbursements and other out-of- pocket costs) actually and reasonably incurred by the Indemnitee in connection with the investigation, defense or appeal of, being a witness in, participating in or preparing to defend a Proceeding or establishing or enforcing a right to (i) indemnification or advancement of expenses under this Agreement, the Certificate of Incorporation, the By-laws, the DGCL or otherwise or (ii) directors' and officers' liability insurance coverage; provided, however, that Expenses shall not include any judgments, fines or penalties or amounts paid in settlement of a Proceeding.

         (c) "Indemnifiable Event" is any event or occurrence related to the fact that Indemnitee is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, partner, member, fiduciary, employee, trustee or agent of another corporation, partnership, joint venture, trust, nonprofit entity or other entity (including service with respect to employee benefit plans), or by reason of anything done or not done by Indemnitee in any such capacity.

         (d) "Indemnification Period" shall be such period as the Indemnitee shall continue to serve as a director or officer of the Company, or shall continue at the request of the Company to serve as a director, officer, partner, member, fiduciary, employee, trustee or agent of another corporation, partnership, joint venture, trust, nonprofit entity or other entity, and thereafter so long as the Indemnitee shall be subject to any possible Proceeding arising out of the Indemnitee's tenure in the foregoing positions.

         (e) "Losses" are any judgments, fines, penalties and amounts paid in settlement (including all interest assessments and other charges paid or payable in connection with or in respect of such judgments, fines, penalties or amounts paid in settlement) of any Proceeding.

         (f) "Proceeding" shall mean any completed, actual, pending or threatened action, suit, claim, inquiry, arbitration or other proceeding, whether civil, criminal,




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administrative or investigative (including an action by or in the right of the
Company) and whether formal or informal and any appeal therefrom.

         (g) "Reviewing Party" shall mean (i) the Board of Directors (provided that a majority of directors are not parties to the Proceeding), (ii) a person or body selected by the Board of Directors or (iii) if there has been a Change in Control, the special independent counsel referred to in Section 5.

         (2) Indemnification and Advancement of Expenses. Subject to the limitations set forth in Section 4:

         (a) Indemnification. The Company shall indemnify and hold harmless Indemnitee, to the fullest extent permitted by applicable law, as soon as practicable after written demand is presented to the Company, in the event Indemnitee was or is made or is threatened to be made a party to or witness in or is otherwise involved in a Proceeding by reason, in whole or in part, of an Indemnifiable Event against all Expenses and Losses incurred by Indemnitee in connection with such Proceeding. In the event of any change, after the date of this Agreement, in any applicable law, statute or rule regarding the right of a Delaware corporation to indemnify a member of its Board of Directors or an officer, such change, to the extent it would expand Indemnitee's rights under this Agreement, shall be included within Indemnitee's rights and the Company's obligations under this Agreement, and, to the extent it would narrow Indemnitee's rights or the Company's obligations under this Agreement, shall be excluded from this Agreement; provided, however, that any change required by applicable laws, statutes or rules to be applied to this Agreement shall be so applied regardless of whether the effect of such change is to narrow Indemnitee's rights or the Company's obligations under this Agreement.

         (b) Advancement of Expenses. The Company shall to the fullest extent not prohibited by applicable law pay the Expenses incurred by Indemnitee as soon as practicable after written demand is presented to the Company in the event Indemnitee was or is made or is threatened to be made a party to or witness in or is otherwise involved in a Proceeding by reason, in whole or in part, of an Indemnifiable Event in advance of its final disposition; provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnitee to repay all amounts advanced if it should be ultimately determined that the Indemnitee is not entitled to be indemnified under this Agreement, the DGCL or otherwise.

         (c) Partial Indemnity. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Losses or Expenses, but not, however, for all of the total amount thereof, the Company shall indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

         (d) Contribution. If the indemnification provided in Section 2(a) for any reason is held by a court of competent jurisdiction to be unavailable to the Indemnitee, then in respect of any Indemnifiable Event, the Company shall contribute to the amount of Expenses and


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Losses paid in settlement actually incurred and paid or payable by the
Indemnitee in such proportion as is appropriate to reflect (i) the relative benefits received by the Company on the one hand and the Indemnitee on the other hand from the transaction from which such proceeding arose and (ii) the relative fault of the Company on the one hand and of the Indemnitee on the other hand in connection with the events which resulted in such Expenses and Losses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Indemnitee on the other hand shall be determined by reference to, among other things, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such expenses, judgments, fines or settlement amounts. The Company agrees that it would not be just and equitable if contribution pursuant to this Section 2(d) were determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.

         (e) Enforcement. If a claim for indemnification (following the final disposition of such Proceeding) under Section 2(a) or advancement of Expenses under Section 2(b) is not paid in full within thirty days after a written claim therefor by the Indemnitee has been presented to the Company, the Indemnitee may file suit against the Company to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In addition, Indemnitee may file suit against the Company to establish a right to indemnification or advancement of Expenses arising under this Agreement, the Certificate of Incorporation, the By-laws, the DGCL or otherwise. In any such action the Company shall have the burden of proving by clear and convincing evidence that the Indemnitee is not entitled to the requested indemnification or advancement of Expenses under applicable law.

         (3) Notification and Defense of Proceeding. Promptly after receipt by Indemnitee of notice of the commencement of or threat of the commencement of any Proceeding, Indemnitee shall, if a request for indemnification in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof; but the failure to notify the Company will not relieve the Company from any liability which it may have to Indemnitee under this Agreement or otherwise unless and only to the extent that such omission can be shown to have prejudiced the Company's ability to defend the Proceeding. Except as otherwise provided below, the Company shall be entitled to assume the defense of such Proceeding, with counsel approved by Indemnitee (which approval shall not be unreasonably withheld). After notice from the Company to Indemnitee of its election to assume the defense thereof, the Company will not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ its counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Indemnitee unless
(i) the employment of counsel by Indemnitee has been authorized by the Company,
(ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of the defense of such Proceeding or (iii) the Company shall not in fact have employed counsel to assume the defense of such Proceeding, in each of which cases the fees and expenses of counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which the Indemnitee shall have


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made the conclusion provided for in clause (ii) of this Section 3. The Company shall not settle any Proceeding in any manner, which would impose any penalty, limitation, admission, loss or Expense on the Indemnitee without the Indemnitee's prior written consent. Neither the Company nor the Indemnitee will unreasonably withhold its consent to any proposed settlement, provided that Indemnitee may, in Indemnitee's sole discretion, withhold consent to any proposed settlement that would impose any penalty, limitation, admission, loss or Expense on the Indemnitee.

         (4)      Limitation on Indemnification. Notwithstanding the terms of
Section 2:

         (a) the obligations of the Company set forth in Section 2 shall be subject to the condition that the Reviewing Party shall not have determined (based on a written opinion of outside counsel in all cases) that Indemnitee would not be permitted to be so indemnified under applicable law; provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any advancement of Expenses until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed) and the Company shall not be obligated to indemnify or advance to Indemnitee any additional amounts covered by such Reviewing Party determination (unless there has been a determination by a court of competent jurisdiction that the Indemnitee would be permitted to be so indemnified under applicable law);

         (b) the Company shall not be required to indemnify or advance Expenses to the Indemnitee with respect to a Proceeding (or part thereof) by the Indemnitee (and not by way of defense), except if the commencement of such Proceeding (i) was authorized in the specific case by the Board of Directors or
(ii) brought to establish or enforce a right to indemnification and/or advancement of Expenses arising under this Agreement, the Certificate of Incorporation, the By-laws, the DGCL or otherwise;

         (c) the Company shall not be obligated pursuant to the terms of this Agreement to indemnify the Indemnitee for any amounts paid in settlement of a Proceeding unless the Company consents in advance in writing to such settlement, which consent shall not be unreasonably withheld;

         (d) the Company shall not be obligated pursuant to the terms of this Agreement to indemnify the Indemnitee on account of any suit in which judgment is rendered against the Indemnitee for an accounting of profits made from the purchase or sale by the Indemnitee of securities of the Company pursuant to the provisions of Section l6(b) of the Securities Exchange Act of 1934, as amended or similar provisions of any federal, state or local statutory law;

         (e) the Company shall not be obligated pursuant to the terms of this Agreement to indemnify the Indemnitee if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful; and



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         (f)      the Company shall not be obligated pursuant to the terms of this Agreement to make any payment in connection with any Proceeding to the extent Indemnitee has otherwise actually received payment (under any insurance policy or otherwise) of the amounts otherwise indemnifiable under this Agreement.

         (5) Change in Control of Company. The Company agrees that if there is a Change in Control of the Company, then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and Expense advances under this Agreement, any other agreements, the Certificate of Incorporation or the By-laws now or hereafter in effect relating to Proceedings for Indemnifiable Events, the Company shall seek legal advice only from special independent counsel selected by Indemnitee and approved by the Company's Board of Directors (which approval shall not be unreasonably withheld), and who has not performed services for the Company or Indemnitee (other than in connection with such matter). Without limiting the Company's obligation not to unreasonably withhold its consent, in the event that Indemnitee and the Company are unable to agree on the selection of the special independent counsel, such special independent counsel shall be selected by lot from among at least five nationally recognized law firms (none of which shall have performed services for the Company or Indemnitee (other than in connection with such matter)) each in New York City, New York, each having no less than 250 lawyers. Such selection shall be made in the presence of Indemnitee (and his legal counsel or either of them, as Indemnitee may elect). Such special independent counsel, among other things, shall determine whether and to what extent the Indemnitee would be permitted to be indemnified under applicable law and shall render its written opinion to the Company and Indemnitee to such effect. The Company agrees to pay the reasonable fees of the special independent counsel referred to above and to fully indemnify such counsel against any and all expenses (including attorneys' fees), Proceedings, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant to this Agreement.

         (6) Subrogation. In the event of payment to Indemnitee under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

         (7) No Presumptions. For purposes of this Agreement, the termination of any Proceeding against Indemnitee by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief shall be a defense to Indemnitee's Proceeding for indemnification or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief shall be a defense to Indemnitee's Proceeding for indemnification or create a presumption that Indemnitee has not a met any particular standard of conduct or did not have a particular belief.



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         (8)      Non-Exclusivity. The rights conferred on the Indemnitee by this Agreement shall not be exclusive of any other rights which the Indemnitee may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-laws, agreement, vote of stockholders or disinterested directors or otherwise, and to the extent that during the Indemnification Period such rights are more favorable than the rights currently provided under this Agreement to Indemnitee, Indemnitee shall be entitled to the full benefits of such more favorable rights to the extent permitted by law. Other than as set forth in this Section 8, in the case of any inconsistency between the indemnification provisions of this Agreement and any other agreement relating to the indemnification of an Indemnitee, the indemnification provisions of this Agreement shall control.

         (9) Liability Insurance. The Company may, to the extent that the Board of Directors in good faith determines it to be economically reasonable, maintain a policy of directors' and officers' liability insurance, on such terms conditions as may be approved by the Board of Directors. To the extent the Company maintains directors' and officers' liability insurance, the Indemnitee shall be covered by such policy in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company's directors, if Indemnitee is a director, or of the Company's officers, if Indemnitee is not a director of the Company but is an officer. Notice of any termination or failure to renew such policy shall be provided to Indemnitee promptly upon the Company's becoming aware of such termination or failure to renew. The Company shall provide copies of all such insurance policies and any endorsements thereto whenever such documents have been provided to the Company.

         (10) Amendment/Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement (whether or not similar) nor shall such waiver constitute a continuing waiver. Any waiver to this Agreement shall be in writing.

         (11) Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, and personal and legal representatives.

         (12) Survival. This Agreement shall continue in effect during the Indemnification Period, regardless of whether Indemnitee continues to serve as an officer or director of the Company or of any other enterprise at the Company's request.

         (13) Severability. The provisions of this Agreement shall be severable in the event that any provision of this Agreement (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law.



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         (14)     Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee's estate, spouse, heirs, executors or personal or legal representatives after the expiration of three years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such three year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

         (15) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.

Open Solutions Inc.



By:
    ----------------------------
Name:
Title:


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